Exhibit Index
                                 ----------------


The exhibits furnished in accordance with Item 601 of Regulation S-B are:

Exhibit 16:

Letter on Change in Certifying Accountant as required per Item 304 (a)(3)

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February 6, 2001


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549
USA





Dear Sirs/Madams:

Re.: HitCom Corporation

We have read and agree with the comments in Item 4 of Form 8-K of HitCom Corporation dated February 6, 2001.


Yours truly,



/s/ DELOITTE & TOUCHE LLP


DELOITTE & TOUCHE LLP




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